Attachments/Exhibits

SUB-ITEM 77B:
ACCOUNTANTS REPORT ON INTERNAL CONTROLS

(Please include.)


SUB-ITEM 77C
SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

N/A


SUB-ITEM 77D:
POLICIES WITH RESPECT TO SECURITY INVESTMENTS

N/A


SUB-ITEM 77M: Mergers

N/A


SUB-ITEM 77O:
TRANSACTIONS EFFECTED PURSUANT TO RULE 10F-3

None

EXHIBITS

N/A